EXHIBIT 10.3

FORM 10-QSB FOR QUARTER ENDED DECEMBER 31, 2003

TRIPLE NET LEASE

THIS LEASE, made and entered into on this 13th day of January, 2004, by and between 1620 Industrial Drive LLC, a Minnesota limited liability company, herein referred to as “Lessor,” and Waters Instruments Inc., a Minnesota corporation, herein referred to as “Tenant.”

ARTICLE  I.                                           DEMISE, DESCRIPTION AND USE OF PREMISES

Lessor leases to Tenant and Tenant hires from Lessor, for the purpose of conducting a research, distribution, service and manufacturing business thereon, those certain premises, with the appurtenances (“premises”), shown on the floorplan attached hereto as Exhibit “A”, constituting part of the building located at 1620 Industrial Drive in the City of Rochester, County of Olmsted, State of Minnesota, and more particularly described below.  As used herein, the term “building” refers to the real property described on Exhibit “B” attached hereto and any improvements located thereon, from time to time, during the term hereof.  Tenant shall also have the right to non-exclusive use of the parking areas and drives on the land, to exclusive use of 15 of the parking stalls directly adjacent to the portion of the building constituting the premises or adjacent to the sidewalks abutting the same, to install signage on the building or on the land identifying Tenant’s occupancy in compliance with all applicable laws, and to use of any common areas in the building designed for use by all occupants thereof.

ARTICLE  II.                                       TERM

The initial term of this Lease shall be for a period of five (5) years, commencing on March 1, 2004, and ending on February 28, 2009.  As used herein, the expression “term hereof” refers to such initial term and to any renewal thereof as hereinafter provided.

ARTICLE  III.                                   RENT

Tenant shall pay for the use and occupancy of the premises a fixed annual rental for each year of the rental term of Sixty-One Thousand Seven Hundred Sixty ($61,760.00) Dollars, payable in equal monthly installments of Five Thousand One Hundred Forty-Six ($5,146.00) Dollars, on the 1st day of each month, in advance, without demand.

Assuming Tenant exercises the option to extend the term of this Lease for five (5) years in accordance with Article XVIII below, the rent shall be increased (but not decreased) effective as of March 1, 2009, based on the change in the Consumer Price Index, calculated as follows:

Lessor shall compute the increase, if any, in the cost of living based upon the “revised Consumers’ Price Index for All Urban Consumers-Cities,” hereinafter called the Index, published by the Bureau of Labor Statistics of the United States Department of Labor.

The Index number indicated in the column for the City of Minneapolis, entitled “all items,” for the month of March, 2004, shall be the “Base Index Number,” and the corresponding Index for the month of February, 2009 shall be the “Current Index Number.”

The Current Index Number shall be divided by the Base Index Number.  The resulting quotient (if greater than 1) shall be multiplied by the initial rent to determine the new rent.  If the resulting quotient is 1 or less, the rent shall remain the same.

Example:	CPI – March 2004	= 100
	CPI – February 2009	= 109
	Rent Commencing 3-1-2009	= 109/100 x $5,146.00	= $5,609.14/mo

Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Lessor, whether or not expressly denominated as rent, shall be deemed to be additional rent for all purposes, including for the purposes of Section 502(b)(7) of the Bankruptcy Code, Title 11 of the United States Code.

Notwithstanding the foregoing, the increase in fixed annual rental as of March 1, 2009 shall not exceed ten percent (10%) of the initial fixed annual rental.

In addition to the fixed annual rental provided above, Tenant shall pay to Lessor on the first day of each month commencing March 1, 2004 and ending February 1, 2009, without demand, an additional payment of One Hundred Thirty-three and 33/100 Dollars ($133.33), which amount represents Tenant’s contribution to Landlord’s cost of constructing the demising wall and separately-metered utilities to the premises as required by this Lease.  Tenant shall not otherwise be responsible for, and Landlord shall pay without any right of reimbursement, all costs and expenses related to construction of the demising wall and the installation of separate meters and construction of other pipes, lines, conduits and facilities necessary to provide separately-metered utility service to the premises.  The payment required by this paragraph shall not continue during any renewal term of this Lease.

ARTICLE  IV.                                  WARRANTY OF QUIET POSSESSION

Lessor covenants that Tenant shall have quiet and peaceable possession of the demised premises during the term hereof.

ARTICLE  V.                                      USES PROHIBITED

Tenant shall not use or permit the demised premises, or any part thereof, to be used for any purpose or purposes other than the purpose or purposes for which the demised premises are hereby leased; and no use shall be made or permitted to be made of the demised premises, or acts done, which will cause a cancellation of any standard insurance policy covering any building located on the premises, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the demised premises any article which may be prohibited by the standard form of insurance policies.  Tenant shall, at Tenant’s sole cost, comply with all requirements pertaining to the demised premises, of any insurance organization or company necessary for the maintenance of standard insurance, as herein provided, covering any building and appurtenances at any time located on the demised premises.

ARTICLE  VI.                                  ABANDONMENT OF PREMISES

Tenant shall not vacate for a period in excess of thirty (30) days, subject to force majeure such as casualty damage or acts of god, or abandon the premises at any time during the term hereof; if Tenant shall abandon, so vacate or surrender the demised premises, or be dispossessed by process of law, or otherwise, by reason of Tenant’s default under this Lease, any personal property belonging to Tenant and left on the premises shall be deemed to be abandoned, at the option of the Lessor, except such property as may be encumbered to Lessor.

ARTICLE  VII.                              WASTE AND NUISANCE PROHIBITED

During the term of this Lease, Tenant shall comply with all applicable laws affecting the demised premises, the breach of which might result in any penalty on Lessor or forfeiture of Lessor’s title to the demised premises.  Tenant shall not commit, or suffer to be committed, any waste on the demised premises, or any nuisance.

ARTICLE  VIII.                          LESSOR’S RIGHT OF ENTRY

Tenant shall permit Lessor and the agents and employees of Lessor to enter into and upon the demised premises at all reasonable times and upon reasonable notice for the purpose of inspecting the same, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs, without any liability to Tenant for any loss of occupation or quiet enjoyment of the premises thereby occasioned, and shall permit the Lessor and Lessor’s agents and employees, at anytime within the last six (6) months prior to the expiration of this Lease, or any renewals thereof, to place on the demised premises any usual or ordinary “To Let” or “To Lease” signs and exhibit the premises to prospective tenants at reasonable hours.  Notwithstanding the foregoing, Lessor recognizes that Tenant manufactures and handles an FDA-approved product which requires a special manufacturing environment, and Lessor agrees to use all commercially-reasonable efforts in exercising its rights of entry provided herein not to interfere with or otherwise adversely affect Tenant’s business operations in the premises.

ARTICLE  IX.                                  SUBLETTING AND ASSIGNMENT

Tenant shall not sublet the premises in whole or in part without Lessor’s written consent, which consent shall not unreasonably be withheld, delayed or conditioned, and shall not be conditioned upon an increase in rentals, and the making of any such sublease shall not release Tenant from, or otherwise affect in any manner, any of Tenant’s obligations hereunder.  Tenant shall not assign, transfer, mortgage or encumber this Lease, or any interest therein, without the prior written consent of Lessor, which consent shall not unreasonably be withheld, delayed or conditioned, and shall not be conditioned upon an increase in rentals, and a consent to an assignment shall not be deemed to be a consent to any subsequent assignment.  If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, Title 11 of the United States Code, any and all moneys or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Lessor, shall be and remain the exclusive property of Lessor, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all moneys or other considerations constituting Lessor’s property under the preceding sentence not paid or delivered to Lessor shall be held in trust for the benefit of Lessor and to be promptly paid or delivered to Lessor.

Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Title 11 of the United States Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand execute and deliver to Lessor an instrument confirming such assumption.

ARTICLE  X.                                      NOTICES

All notices, demands or other writings in this Lease provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent when made in writing and two (2) business days after deposited in the United States mail, registered and postage prepaid, and addressed as follows:

To Lessor:	1620 Industrial Drive LLC
1321 Southview Drive
Hastings, Minnesota 55033

To Tenant:	Waters Instruments Inc.
13705 26th Avenue North #102
Minneapolis, Minnesota 55441

The address to which any notice, demand or other writing may be given or made or sent to any party as above provided, may be changed by written notice given by such party as above provided.

ARTICLE  XI.                                  TAXES AND ASSESSMENTS

A.                                   Taxes.  Lessor shall pay and discharge as they become due, promptly and before delinquency, all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises, or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged, or imposed, or which may become a lien or charge on or against the building, or any part thereof, the leasehold of Tenant herein, the premises described herein, any building or buildings, or any other improvements now or hereafter thereon, or on or against Tenant’s estate hereby created which may be subject to taxation, or on or against Lessor by reason of their ownership of the fee underlying this Lease, during the entire term hereof, excepting only those other taxes hereafter specifically excepted.

B.                                     Assessments Affecting Improvements.  Specifically and without in any way limiting the generality of the foregoing, Lessor shall pay all special assessments and levies or charges made by any municipal or political subdivision for local improvements, and shall pay the same in cash as they shall fall due and before they shall become delinquent as required by the act and proceedings under which any such assessments or levies or charges are made by any municipal or political subdivision.  If the right is given to pay in either one sum or in installments, Lessor may elect either mode of payment and their election shall be binding on Lessor.  If, by making any such election to pay in installments, any of such improvements shall be payable after the termination of this Lease or any extended term thereof, such unpaid installments shall be prorated as of the date of termination, and amounts payable after such date shall be paid by Lessor.

C.                                     Tenant Obligation.  Tenant shall pay to Lessor each year an amount equal to fifty-six (56%) percent of the real estate taxes against the building payable during each year of this Lease, prorated based on the term of Tenant’s occupancy.  Said amounts shall be payable on May 1 and October 1 of each year.  Lessor shall promptly deliver to Tenant all notices of tax valuation and assessment received by Lessor with respect to the building.

ARTICLE  XII.                              CONSTRUCTION OF IMPROVEMENTS

A.                                   Alterations, Improvements and Changes Permitted.  Tenant shall have the right to make such alterations, improvements and changes to the premises as Tenant may deem necessary, provided that prior to making any structural alterations, improvements or changes, Tenant shall obtain Lessor’s written approval of plans and specifications thereof, which approval Lessor shall not unreasonably withhold, provided that the value of the building shall not be diminished and the structural integrity of the building shall not be adversely affected by any such alterations, improvements or changes.  In the event of disapproval, Lessor shall give to Tenant an itemized statement of reasons therefor.  If Lessor does not disapprove the plans and specifications provided for in this section within fifteen (15) days after the same has been submitted to Lessor, such plans and specifications shall be deemed to have been approved by Lessor.  Tenant will in no event make any alterations, improvements or other changes of any kind to the premises that will decrease the value of such building, or that will adversely affect the structural integrity of the building.  Prior to commencing any work that will cost in excess of Fifteen Thousand Dollars ($15,000), Tenant shall furnish Lessor, on demand with a good and sufficient surety bond or other security reasonably satisfactory to Lessor insuring the completion of such work and the payment of all bills therefor.

B.                                     Restoration and Replacement of Currently Existing Structure.  Tenant shall have no obligation to restore or replace the building at the expiration or other termination of this Lease, except that Tenant shall keep and maintain the premises in a condition comparable to its condition when delivered to Tenant, reasonable wear and tear and casualty damage excepted.

C.                                     Disposition of New Improvements.  All alterations, improvements, changes or additions made in or to the premises shall be the property of Lessor, and Tenant shall have only a leasehold interest therein, subject to the terms hereof.

ARTICLE  XIII.                          CAM

Tenant shall pay to Lessor, as and for additional rent, an amount equal to Tenant’s pro rata share of all insurance, and all other costs incurred by Lessor with respect to the building.  Tenant’s pro rata share of such amount shall be equal to fifty-six (56%) percent.  These costs shall include, but not be limited to, insurance premiums, maintenance, exterior lighting, snow plowing, landscaping, yard maintenance, and all other maintenance and operation costs incurred by Lessor with respect to the building in which the premises are located.  These costs shall not include income, property (except as provided in Article XI), estate, income, alternative minimum or francise taxes payable by Lessor, nor principal or interest obligations of Lessor on indebtedness related to the building in which the premises are located, nor any expenditure which must be capitalized for federal income tax purposes (other than amortization without interest over the reasonably-estimated useful life of capital expenditures made to comply with changes of codes and laws enacted after the date hereof or to reduce operating expenses, to the extent of such reduction), nor management fees in excess of four percent (4%) of gross rents, nor leasing or legal fees, nor costs of improving space for occupancy by other tenants, nor any expenses for services which are paid for separately by Tenant with respect to the demised premises.  Tenant’s initial payments to Lessor for expenses referred to in this Article shall be based upon annual expenses with respect to the building of $                        , and increases of all expenses other than insurance premiums and utilities for subsequent years shall not exceed three percent (3%) of the payments during the previous year.

ARTICLE  XIV.                         REPAIRS AND DESTRUCTION OF IMPROVEMENTS

A.                                   Maintenance of Premises.  Tenant shall, throughout the term of this Lease, at its own cost, and without any expense to Lessor, keep and maintain the premises, including all improvements of every kind which may be a part thereof, and all appurtenances thereto, including sidewalks adjacent thereto, in good, sanitary and neat order, condition and repair, reasonable wear and tear and casualty damage excepted.  Lessor shall not be obligated to make any repairs, replacements, or renewals of any kind, nature or description, whatsoever, to the demised premises, except as expressly provided in this Lease.  Tenant shall also comply with and abide by all federal, state, country, municipal and other governmental statutes, ordinances, laws and regulations affecting the demised premises, the improvements thereon, or any activity or condition on or in such premises.  Notwithstanding the foregoing, Lessor shall be responsible to pay for, without any right to reimbursement under Article XIII or otherwise, any major repair or replacement of the heating, ventilating and air conditioning systems serving the premises, the electrical service to the premises or the plumbing or other mechanical systems serving the premises; provided that such major repair or replacement is not made necessary by reason of Tenant’s negligence or abuse of such systems or failure to provide customary maintenance to such systems.  For purposes of this Lease, a “major repair or replacement” shall mean any single repair or replacement which either (a) costs in excess of Tne Thousand Five Hundred Dollars ($2,500), or (b) constitutes the replacement of a compressor or evaporator or furnace.

B.                                     Obligations of Lessor.  Lessor shall, prior to the commencement of the term, at Lessor’s expense and without any right of reimbursement from Tenant under Article XIII or otherwise, construct a demising wall separating the premises from the rest of the building in accordance with the specifications set forth on Exhibit “C” attached hereto.  Lessor shall also, prior to occupancy of the building by any other tenant, at Lessor’s expense and without any right of reimbursement from Tenant under Article XIII or otherwise, install separate meters and construct other pipes, lines, conduits and facilities necessary to provide separately-metered utility service to the premises.  Lessor shall also be responsible, at its sole expense but subject to the provisions of Article VIII above, for maintenance and repair of (i) the exterior walls, roof, footings, foundation and structural elements of the building, (ii) the exterior parking areas, drives and walks serving the building, and (iii) any common areas of the building designed for use by more than one tenant, and for keeping the exterior parking areas, drives and walks serving the building reasonably free of snow, ice and debris.  All such items shall be kept in good condition and repair by Lessor, and in substantially as good condition as they are now in.  In the event Lessor does not reasonably correct any deficiency in such maintenance of the building or exterior areas within a reasonable time (taking into account the effect such deficiency is having on the operations of Tenant, and in any event not exceeding thirty (30) days) after notice of such deficiency is given by Tenant to Lessor, then Tenant shall have the right to correct such deficiency and thereafter deduct the reasonably costs incurred in so correcting the deficiency from the rentals payable under this Lease.  In the event of any disagreement between Lessor and Tenant as to whether there is a deficiency in such maintenance of the building or exterior areas by Lessor, such dispute shall be resolved by arbitration in accordance with the rules of the American Arbitration Association.

C.                                     Damage or Destruction of Improvements.  In case the premises or building shall be partially or totally destroyed by fire or other casualty so as to render the premises partially or totally untenantable, the same, unless Lessor or Tenant shall terminate this Lease as hereinafter provided, shall be repaired or rebuilt as quickly as practicable at the cost of Lessor, and the rentals and other payments by Tenant under this Lease shall abate during the period of repair in proportion to the portion of the floor space in the premises that is untenantable or unfit for use by Tenant in its business.

If the premises or building shall be destroyed or damaged by fire or other casualty, so as to become wholly untenantable (“Major Damage”), and:

1.                                       the premises cannot be repaired or restored within one hundred twenty (120) days after such damage or destruction; or

2.                                       the unexpired portion of the term or any renewal term of this Lease is one (1) year or less at the date of the damage;

then Tenant may terminate this Lease as of the date of such destruction or damage by giving written notice to Lessor of such election within sixty (60) days after the date of such damage or destruction.  Further, in the event of such Major Damage, Lessor shall have the right to terminate this Lease and shall have no obligation to restore if either (i) the cost of restoration is reasonably estimated to exceed One Million Dollars ($1,000,000), or (ii) Lessor’s mortgage lender does not make the insurance proceeds payable by reason of such Major Damage available to pay the costs of the restoration.

ARTICLE  XV.                             UTILITIES

Landlord shall provide all facilities necessary for delivery of water, sewer, electricity, gas, and telephone utilities to the premises.  Tenant shall fully and promptly pay for all water, sewer, electrical, gas, telephone service or other public utilities of every kind furnished to the premises throughout the term hereof to the extent separately metered to the premises, and all other costs and expenses of every kind whatsoever of or in connection with the use, operation and maintenance of the utility systems serving the premises only, and except as expressly provided in this Lease Lessor shall have no responsibility of any kind for any thereof.  Prior to such time as any utility service is separately metered to the premises, and so long as the remainder of the building is not occupied by any other tenants, Tenant shall, within twenty (20) days after receiving an invoice from Lessor therefor, reimburse Landlord for eighty percent (80%) of the cost of such utility service provided to the leasable spaces in the building but not separately metered to the premises.  Nothing herein shall prohibit Lessor from collecting expenses incurred by Lessor for utility service to the common areas of the building in accordance with the provisions of Article XIII hereof.

ARTICLE  XVI.                         LIENS

A.                                   Tenant’s Duty to Keep Premises Free of Liens.  Tenant shall keep all of the premises and every part thereof and the building free and clear of any and all mechanics’ materialmen’s, and other liens for or arising out of or in connection with work or labor done, services performed, or materials or appliances furnished for or in connection with any operations of Tenant, any alteration, improvement or repairs or additions which Tenant may make or cause to be made, or any work or construction by or for Tenant on or about the premises, or any obligations of any kind incurred by Tenant, and at all times promptly and fully pay and discharge any and all claims on which any such lien may or could be based, and to indemnify Lessor and all of the premises and the building against all such liens and claims of liens and suits or other proceedings pertaining thereto.

B.                                     Contesting Liens.  If Tenant desires to contest any such lien, it shall notify Lessor of its intention to do so within one hundred eighty (180) days after filing of such lien.  In such case, and provided that Tenant shall on demand protect Lessor by a good and sufficient surety bond against any such lien and any cost, liability or damage arising out of such contest, Tenant shall not be in default hereunder until ninety (90) days after the final determination of the validity thereof, within which time Tenant shall satisfy and discharge such lien to the extent held valid; but the satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had on any judgment rendered thereon, and such delay shall be a default of Tenant hereunder.  In the event of any such contest, Tenant shall protect and indemnify Lessor against all loss, expense and damage resulting therefrom.

ARTICLE  XVII.                     INDEMNIFICATION OF LESSOR

Lessor shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person whosoever may at any time be using or occupying or visiting the demised premises or be in, on, or about the same, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Tenant or of any occupant, subtenant, visitor, or user of any portion of the premises, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matter or things above set forth, and Tenant shall indemnify Lessor against all claims, liability, loss, or damage whatsoever on account of any such loss, injury, death, or damage.  Tenant hereby waives all claims against Lessor for damages to the premises and to the property of the Tenant in, on or about the premises, and for injuries to persons or property in or about the premises, from any cause arising at any time.  The two preceding sentences shall not apply to loss, injury, death, or damage arising by reason of the negligence or misconduct of the Lessor, its agents or employees.

ARTICLE  XVIII.                 ATTORNEY’S FEES

If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms or conditions of this Lease, or for the recovery of the possession of the demised premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party’s costs reasonable attorney’s fees, the amount of which shall be fixed by the Court and shall be made a part of any judgment or decree rendered.

ARTICLE  XIX.                         OPTION TO RENEW

Lessor grants to Tenant, subject to the conditions set forth below, the right and option to renew this Lease for a period of five (5) years, beginning on March 1, 2009, and expiring on February 28, 2014, at a rental determined as provided above, and otherwise subject to and on all the terms and conditions herein contained.  Notice in writing to Lessor of Tenant’s intention to exercise said option shall be given at least sixty (60) days prior to expiration of the original term of the Lease herein.

ARTICLE  XX.                             REDELIVERY OF PREMISES

Tenant shall pay all sums required to be paid by Tenant hereunder in the amounts, at the times, and in the manner herein provided, and shall keep and perform all the terms and conditions hereof on their part to be kept and performed, and, at the expiration or sooner termination of this Lease, peaceably and quietly quit and surrender to Lessor the premises in good order and condition subject to the other provisions of this Lease and subject to reasonable wear and tear and casualty damage.

ARTICLE  XXI.                         REMEDIES CUMULATIVE

All remedies hereinbefore and hereinafter conferred on Lessor shall be deemed cumulative and no one exclusive of the other, or of any other remedy conferred by law.

ARTICLE  XXII.                     INSURANCE

A.                                   Insurance Coverage of Premises and Waiver of Rights in Insured Losses.  Lessor shall, at all times during the term of this Lease and at Lessor’s sole expense, subject to the provisions of Article XIII, keep the building and all improvements which are now or hereafter a part of the building insured against loss or damage by fire and the extended coverage and special cause of loss hazards for the properties’ full insurable replacement value.

Lessor and Tenant agree that neither shall be liable to the other for damage to the building or the premises or to any of the contents thereof, whether owned by Tenant or Lessor, by perils insured against by the party owning such damaged or destroyed property.  The Lessor hereby waives any and all rights of recovery from the Tenant for loss caused by the perils of fire and other perils included in the definition of extended coverage or special causes of loss, and the Tenant hereby waives any and all right of recovery from the Lessor for loss caused by the perils of fire and other perils included in the definition of extended coverage or special causes of loss.  Each party hereto shall provide the other party with documentary evidence of the concurrence of their respective insurance carriers with the provisions of this clause.

B.                                     Personal Injury Liability Insurance.  Tenant shall maintain in effect throughout the term of this Lease personal injury liability insurance covering the premises and its appurtenances and the sidewalks fronting thereon in the amount of One Million ($1,000,000.00) Dollars for injury to or death of any one person, and Two Million ($2,000,000.00) Dollars for injury to or death of any number of persons in one occurrence, and property damage liability insurance in the amount of Two Hundred Fifty Thousand ($250,000.00) Dollars.  Such insurance shall specifically insure Tenant against all liability assumed by it hereunder, as well as liability imposed by law, and shall insure both Lessor and Tenant but shall be so endorsed as to create the same liability on the part of the insurer as though separate policies had been written for Lessor and Tenant.

C.                                     Cost of Insurance Deemed Additional Rental.  The cost of insurance required to be carried by Tenant in this section shall be deemed to be additional rental hereunder.

ARTICLE  XXIII.                 DEFAULT AND TERMINATION

If any one or more of the following events shall occur:

A.                                   Tenant shall fail to make any payment hereunder when due, whether for rent or otherwise, and such failure shall continue for a period of five (5) days after written notice of such failure is given to Tenant; or

B.                                     Any financial report or statement, certificate, statement, representation or warranty at any time furnished or made by or on behalf of Tenant or any guarantor of any of Tenant’s obligations hereunder, including, without limitation, any representation or warranty made by Tenant herein, proves to have been false or misleading in any material respect at the time as of which the facts therein set forth were stated or certified, or any such financial report or statement has omitted any material contingent or unliquidated liability or claim against Tenant or any such guarantor; or

C.                                     Tenant shall fail to perform or observe any covenant, condition or agreement to be performed or observed by him hereunder, and such failure shall continue for a period of thirty (30) days after written notice of such failure is given to Tenant, or, in the event the covenant, condition or agreement may not reasonably be performed or observed within such period of thirty (30) days, for such longer period of time as may be reasonably necessary to perform or observe such covenant, condition or agreement; provided that Tenant commences to cure such failure with such thirty (30) day period and thereafter diligently continues to proceed to cure such failure; or

D.                                    Tenant or any guarantor of any of Tenant’s obligations hereunder shall cease doing business as a going concern, make an assignment for the benefit of creditors, generally not pay his debts as they become due or admit in writing his inability to pay his debts as they become due, file a petition commencing a voluntary case under any chapter of the Bankruptcy Code, Title 11 of the United States Code, be adjudicated an insolvent, file a petition seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation, or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver, custodian or other similar official for him or of all or any substantial part of his assets or properties, or take any action looking to his dissolution or liquidation; or

E.                                      An order for relief against Tenant or any guarantor of any of Tenant’s obligations hereunder shall have been entered under any chapter of the Bankruptcy Code, or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Tenant or any guarantor of any of Tenant’s obligations hereunder under any present or future statute, law, rule or regulation, or within thirty (30) days after the appointment without Tenant’s or such guarantor’s consent or acquiescence of any trustee, receiver, custodian or other similar official for him or such guarantor or of all or any substantial part of his or such guarantor’s assets and properties, such appointment shall not be vacated; or

F.                                      An order, judgment or decree for payment of money shall be entered against Tenant or such guarantor by a court of competent jurisdiction and shall continue in effect for any period of thirty (30) consecutive days without a stay of execution, or any execution or writ or process shall be issued under any action or proceeding against Tenant whereby the leased premises or its use may be levied upon or restrained;

Then and in any such event Lessor may, at the sole discretion of Lessor, without notice or demand, take any one or more of the following steps:

1.                                       Immediately terminate Tenant’s rights hereunder with or without process of law, directly or acting through agents, without liability to Tenant, enter upon the premises of Tenant and take immediate possession of all or any portion of the premises and thenceforth hold, possess and enjoy the same free from any right of the Tenant to the possession and use of the premises for any purpose whatsoever, in which event Tenant hereby expressly waives all further rights to possession of the premises and all claims for injuries suffered through or caused by any such repossession; or

2.                                       Sue for and seek to recover from Tenant all rent and other sums then past due pursuant to the terms and provisions of this Lease; or

ARTICLE  XXIV.                LESSOR’S RIGHT TO PERFORM

In the event that Tenant by failing or neglecting to do or perform any act or thing herein provided by it to be done or performed, shall be in default hereunder and such failure shall continue for a period of ninety (90) days after written notice from Lessor specifying the nature of the act or thing to be done or performed, then Lessor may, but shall not be required to, do or perform or cause to be done or performed such act or thing (entering on the demised premises for such purposes, if Lessor shall so elect), and Lessor shall not be or be held liable or in any way responsible for any loss, inconvenience, annoyance, or damage resulting to Tenant on account thereof, and Tenant shall repay to Lessor on demand the entire expense thereof, including compensation to the agents and employees of Lessor.  Any act or thing done by Lessor pursuant to the provisions of this section shall not be construed as a waiver of any such default by Lessor, or as a waiver of any covenant, term, or condition herein contained or the performance thereof, or of any other right or remedy of Lessor hereunder or otherwise.

ARTICLE  XXV.                    EFFECT OF EMINENT DOMAIN

A.                                   Effect of Total Condemnation.  In the event the entire demised premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

B.                                     Effect of Partial Condemnation.  In the event a portion of the demised premises shall be so appropriated or taken and the remainder of the premises shall not be suitable for the use then being made of the property by Tenant, or if the remainder of the property is not one undivided parcel of premises, Tenant shall have the right to terminate this Lease as of the date of such taking on giving to Lessor written notice of such termination within thirty (30) days after Lessor has notified Tenant in writing that the premises has been so appropriated or taken.

In the event a portion of the demised premises shall be so appropriated or taken and the remainder of the property shall still be suitable for the use then being made of the property by Tenant, this Lease agreement shall remain in full force and effect but there shall be a pro rata adjustment of the rental payments due hereunder based on the square footage appropriated or taken in such proceedings.

C.                                     Condemnation Award.  Lessor shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Lessor any award that may be made in a condemnation or other taking, together with any and all rights of Tenant now or hereafter arising to all or part of the award; provided, however, that nothing contained herein shall be deemed to give Lessor any interest in, or require Tenant to assign to Lessor, any award made to Tenant specifically for its relocation expenses, the taking of personal property, or loss of “going concern” value of Tenant’s business.

ARTICLE  XXVI.                SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of the Lessor, operate as an assignment to them of any or all such subleases or subtenancies.

ARTICLE  XXVII.  DISPOSITION OF IMPROVEMENTS ON TERMINATION OF LEASE

On termination of this Lease for any cause, Lessor shall become the owner of any improvements on the demised premises.

ARTICLE  XXVIII.  TRANSFER OF SECURITY

If any security is given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Lessor may transfer or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto.

ARTICLE  XXIX.                WAIVER

The waiver by Lessor of, or the failure of Lessor to take action with respect to any breach of any term, covenant or condition herein contained, shall not be deemed to be a waiver of such term, covenant or condition, or subsequent breach of the same, or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE  XXX.                    EFFECT OF TENANT’S HOLDING OVER

Any holding over after the expiration of the term of this Lease, with consent of Lessor, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified, so far as applicable.

ARTICLE  XXXI.                LEASE TO BE SUBORDINATE

This Lease is subject and subordinate to Lessor’s first mortgage and restrictions which may now or hereafter affect the building, and to all renewals, amendments, modifications and extensions thereof; provided that any mortgagee or other purchaser at mortgage foreclosure sale shall recognize this Lease and shall not disturb Tenant’s occupancy hereunder so long as Tenant is not in default hereunder beyond applicable periods of grace.  This clause shall be self-operative, and no further instruments shall be required; provided, however, that for confirmation of such subordination or superiority, Tenant shall execute promptly any agreement requested by Lessor.  Tenant hereby attorns to any such first mortgagee, purchaser at foreclosure sale, or recipient of a deed in lieu of foreclosure, and agrees to execute any reasonable agreement affirming such attornment.

ARTICLE  XXXII.  ESTOPPEL CERTIFICATE

Tenant shall, within ten (10) business days following a request from Lessor, execute and deliver to Lessor an Estoppel Certificate in such form and content as requested by Lessor and reasonably acceptable to Tenant, attesting to the terms and condition of this Lease and the compliance to date of Lessor with the terms and conditions of this Lease and such other matters as requested by Lessor concerning the tenancy of Tenant under this Lease.  In the event that Tenant asserts any default by Lessor, Tenant shall set forth such alleged default or defaults upon the said certificate in detail and attest to the fact that those listed defaults are the only defaults by Lessor hereunder.

Lessor shall, within ten (10) business days following a request from Tenant, execute and deliver to Tenant an Estoppel Certificate in such form and content as requested by Tenant and reasonably acceptable to Lessor, attesting to the terms and condition of this Lease and the compliance to date of Tenant with the terms and conditions of this Lease and such other matters as requested by Tenant concerning the tenancy of Tenant under this Lease.  In the event that Lessor asserts any default by Tenant, Lessor shall set forth such alleged default or defaults upon the said certificate in detail and attest to the fact that those listed defaults are the only defaults by Tenant hereunder.

ARTICLE  XXXIII.  PARTIES BOUND

The covenants and conditions herein contained shall, subject to the provisions as to assignment, transfer and subletting, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

ARTICLE  XXXIV.  TIME OF THE ESSENCE

Time is of the essence of this Lease, and of each and every covenant, term, condition, and provision hereof.

ARTICLE  XXXV.  SECTION CAPTIONS

The captions appearing after the section number designations of this Lease are for convenience only and are not a part of the Lease and do not in any way limit or amplify the terms and provisions of this Lease.

ARTICLE  XXXVI.  GOVERNING LAW

This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota.

ARTICLE  XXXVII.  MISCELLANEOUS

Where applicable, words used in this instrument in the masculine gender include the feminine and neuter; the singular number includes the plural and the plural the singular.

IN WITNESS WHEREOF, the parties hereto have executed this Lease at Rochester, Minnesota, effective on the day and year first above written.

LESSOR:

1620 INDUSTRIAL DRIVE LLC

By:	/s/ Patrick O. Regan
Patrick O. Regan,
Chief Manager/President

TENANT:

WATERS INSTRUMENTS INC.

By:	/s/ Jerry W. Grabowski
Jerry W. Grabowski,
President and Chief Executive Officer

EXHIBIT “A”

Floor Plan Showing Demised Premises

EXHIBIT “B”

Legal Description of Land on which Building is Located

EXHIBIT “C”

Specifications for Demising Wall